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                                      EXHIBIT 23



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (no. 2-94927, No. 33-28779 and No. 33-29304) of Teltone Corporation of our report dated September 16, 1996, appearing on page 12 of this Form 10-KSB.




/s/ Price Waterhouse LLP



PRICE WATERHOUSE LLP
Seattle, Washington
September 27, 1996